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                                                                   EXHIBIT 23(b)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

         As independent public accountants, we hereby consent to the use of our report dated July 12, 1996 and to all references to our firm included in this registration statement.


                                                  TURLINGTON & COMPANY, L.L.P.

Lexington, North Carolina
February 17, 1997